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                                                                    EXHIBIT 10.1


         THIS TRANCHE A SENIOR SUBORDINATED EXCHANGEABLE NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE BEEN PURCHASED PURSUANT TO A SECURITIES PURCHASE AGREEMENT DATED AS OF JULY 14, 1999, BETWEEN THE COMPANY AND WINGATE PARTNERS II, L.P. SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS TRANCHE A SENIOR SUBORDINATED EXCHANGEABLE NOTE. THIS TRANCHE A SENIOR SUBORDINATED EXCHANGEABLE NOTE WAS ISSUED ON THE DATE HEREOF WITH ORIGINAL ISSUE DISCOUNT. THE ISSUE PRICE OF THIS NOTE IS $17,000,000. THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ATTRIBUTABLE TO THIS NOTE IS $21,597,473. THE ISSUE DATE OF THIS NOTE IS JULY 26, 1999. THE YIELD TO MATURITY OF THIS NOTE IS 12.388622692%.

                 TRANCHE A SENIOR SUBORDINATED EXCHANGEABLE NOTE

$17,000,000.00                                                     July 26, 1999

         FOR VALUE RECEIVED, Kevco, Inc., a Texas corporation, hereby promises to pay to the order of The Kevco Partners Investment Trust, the principal sum of SEVENTEEN MILLION AND NO/100 DOLLARS ($17,000,000.00), together with interest, as hereinafter described.

                                   ARTICLE 1
                                   DEFINITIONS

          Section 1.1       Definitions.

         "10 3/8% Senior Subordinated Notes" means the Company's 10 3/8% Senior Subordinated Notes due December 1, 2007.

         "Acceleration Notice" has the meaning specified in Section 5.2.

         "Acquired Indebtedness" means, in respect of the Company or any of its Subsidiaries, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of the Company or any of its Subsidiaries, including, without limitation, Indebtedness Incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of the Company or any of its Subsidiaries and (ii) Indebtedness secured by a Lien encumbering any asset acquired by the Company or any of its Subsidiaries.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause

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the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement, or otherwise; provided, however, that Beneficial Ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

         "Aggregate Common Stock" means the Voting Common Stock and the Nonvoting Common Stock.

         "Amendment" has the meaning specified in the Purchase Agreement.

         "Applicable Law" means the applicable laws of the State of Texas or applicable laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

         "Asset Sale" means (a) the direct or indirect sale, lease, license, conveyance, transfer, or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback or similar arrangement, by merger or consolidation) by the Company or any of its Subsidiaries (a "disposition"), in one transaction or a series of transactions; provided, however, that the disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of Section 4.1 and/or the provisions of Section 4.8 and not by the provisions of
Section 4.2 and (b) the issuance or disposition by the Company or any of its Subsidiaries of Equity Interests of the Company's Subsidiaries. Notwithstanding the foregoing, none of the following will be deemed an Asset Sale: (i) a disposition of assets by the Company to a Subsidiary of the Company or by a Subsidiary of the Company to the Company or to another Subsidiary of the Company; (ii) an issuance of Equity Interests by a Subsidiary of the Company to the Company or to another Subsidiary of the Company; (iii) a Restricted Payment that is permitted by Section 4.3; (iv) dispositions of $250,000 or less; (v) dispositions of assets or rights in the ordinary course of business consistent with past practices; (vi) the grant in the ordinary course of business of any non-exclusive license of intellectual property rights; (vii) any liquidation of any Cash Equivalents; (viii) any disposition of defaulted receivables for collection; and (ix) the grant of any Lien securing Indebtedness (or any foreclosure thereon) to the extent that such Lien is granted in compliance with
Section 4.5.

         "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

         "Average Life" means, as of the date of determination, in respect of any security or instrument, the quotient obtained by dividing (i) the sum of the products (a) of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

         "Bankruptcy Law" means Title II, U.S. Code or any similar federal or state law for the relief of debtors.


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         "Beneficial Owner" or "beneficial owner" (including, with correlative meanings, the terms "Beneficial Ownership" and "Beneficially Owns") for purposes of the definition of Change of Control has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a "person" (as such term is used in Sections 13(d)(3) of the Exchange Act) shall be deemed to have "Beneficial Ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or is exercisable only upon the occurrence of a subsequent condition.

         "Benefitted Party" has the meaning specified in Section 7.1(a).

         "Board of Directors" means the board of directors of the Company.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to each Holder.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday, and Friday which is not a day on which banking institutions in Fort Worth, Texas are authorized or obligated by law or executive order to close.

         "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights, or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

         "Cash Equivalents" means (i) Government Securities having maturities of not more than 12 months from the date of acquisition, (ii) certificates of deposit and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any member bank of the U.S. Federal Reserve System having capital and surplus in excess of $500,000,000, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any financial institution meeting the qualifications specified in clause (ii) above, and (iv) commercial paper having the rating of at least P-1 from Moody's Investors Services, Inc. ("Moody's"), or any successor to its rating business, or at least A-1 from Standard & Poor's Ratings Services ("S&P"), or any successor to its rating business, and in each case maturing within 180 days after the date of acquisition.

         "Change of Control" means the occurrence or existence of any of the following events or circumstances after the Issue Date: (i) a "person" or "group" (within the meaning of


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Sections 13(d) and 14(d)(2) of the Exchange Act) (other than any person or group comprised solely of any or all of the Initial Investors or their Affiliates) becomes the Beneficial Owner of 50% or more of the Voting Common Stock or Jerry
E. Kimmel, his family members, heirs, estate or Affiliates, individually or collectively become the Beneficial Owners of more than 46% of the Voting Common Stock (an "Acquiring Person"); or (ii) a sale or transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any person or group (other than any person or group consisting solely of any or all of the Initial Investors or their respective Affiliates) has been consummated; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election was approved by a vote of a majority of the directors then still in office, who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Company then in office, other than as a result of a reduction of the number of directors comprising the Board of Directors, pursuant to the provisions of the Company's Articles of Incorporation or under the terms of the Senior Credit Facility. Notwithstanding the foregoing, for purposes of clause (i) above, a Change of Control shall not be deemed to have occurred if any person or group becomes an Acquiring Person through one or more transactions which includes the acquisition, directly or indirectly, of any of the Voting Common Stock Beneficially Owned by the Initial Investors or their Affiliates, unless such action is part of a transaction, including a tender or exchange offer, merger, consolidation, or other business combination, in which such person or group acquires or offers to acquire, on substantially the same terms and conditions as those applicable to the Initial Investors and their Affiliates, substantially the same proportion of shares of the outstanding Voting Common Stock held by the remaining shareholders; provided, however, that a Change of Control may occur notwithstanding the fact that (i) holders of Voting Common Stock may elect more than one form of consideration in such transaction or (ii) such holders may receive cash in lieu of the purchase of fractional shares.

         "Commission" means the U.S. Securities and Exchange Commission.

         "Company" means Kevco, Inc., a Texas corporation, and any successor thereto permitted pursuant to Section 4.8.

         "Composite Tape" means in respect of any security, the reporting by the National Association of Securities Dealers, Inc. (or any successor reporting mechanism) of all trades of such security occurring on all exchanges on which such security is traded.

         "Consolidated Coverage Ratio" of any Person on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of
(a) the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses discounted or disposed of) for the Reference Period to
(b) the aggregate Consolidated Fixed Charges of such Person (exclusive of amounts attributable to operations and businesses discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such Person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided, however, that for purposes of such calculation, (i) acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period, (ii) transactions giving rise to the need to calculate the


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Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (iii) the Incurrence of any Indebtedness or issuance of any Disqualified Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period, and (iv) the Consolidated Fixed Charges of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to a Hedging Obligation (which by its terms will remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used. For purposes of this definition whenever pro forma effect is to be given to a transaction, the pro forma calculations of Consolidated EBITDA and Consolidated Fixed Charges shall be made in accordance with Article 11 of Regulation S-X of the Commission and subject to agreed-upon procedures to be performed by the Company's independent accountants to determine whether the pro forma calculations are made in accordance with Article 11 of Regulations S-X.

         "Consolidated EBITDA" means, in respect of the Company, for any period, the Consolidated Net Income of the Company for such period adjusted to add thereto (to the extent deducted in determining Consolidated Net Income), without duplication, the sum of (i) consolidated income tax expense, (ii) consolidated depreciation and amortization expense, and other non-cash charges required to be reflected as expenses for such period on the books and records of the Company, and (iii) Consolidated Fixed Charges, less the amount of all cash payments made by the Company or any of its Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period.

         "Consolidated Fixed Charges" means, in respect of the Company for any period, the sum of (i) the consolidated interest expense of the Company and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capitalized Lease Obligations, imputed interest in respect of Attributable Debt, interest payments in respect of Indebtedness of another Person that is Guaranteed by the Company or one or more of its Subsidiaries or secured by a Lien on assets of the Company or one or more of its Subsidiaries, commissions, discounts, and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (ii) the consolidated interest expense of the Company and its Subsidiaries that was capitalized during such period, in each case, on a consolidated basis and in accordance with GAAP, and (iii) the product of (A) the aggregate amount of dividends paid (to the extent not accrued in a prior period) or accrued on Disqualified Stock of the Company and its Subsidiaries or preferred stock of the Company's Subsidiaries, to the extent such Disqualified Stock or preferred stock is owned by Persons other than the Company and its Subsidiaries and (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, local, and foreign statutory tax rate of the Company, expressed as a decimal.


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         "Consolidated Net Income" means, in respect of the Company for any period, the aggregate of the Net Income of the Company and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the Company or any of its Subsidiaries as to which Consolidated Net Income is being calculated, (ii) the Net Income of any Subsidiary of the Company shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such Net Income would not be permitted at the date of determination or, directly or indirectly, pursuant to the terms of its charter and bylaws (or similar organizational and governing documents) and all agreements, instruments, judgments, decrees, orders, statutes, rules, or governmental regulations applicable to such Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded, (v) income or loss attributable to discounted operations shall be excluded, and (vi) any gain (but not loss) realized upon the sale or other disposition of any property, plant, or equipment of the Company or its Subsidiaries (including pursuant to any sale and leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person shall be excluded.

         "Convertible Preferred Stock" means collectively the Series A Voting Preferred Stock and the Series B Nonvoting Preferred Stock.

         "Custodian" means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

         "Debt Incurrence Ratio" has the meaning specified in Section 4.4(a).

         "Default" means any event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

         "Designated Senior Indebtedness" means any Indebtedness outstanding under the Senior Credit Facility.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Maturity Date.

         "Dollars" and "$" mean lawful money or currency of the United States of America.

         "Equity Interests" means Capital Stock and all warrants, options, or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Event of Default" has the meaning specified in Section 5.1.

         "Excess Proceeds" has the meaning specified in Section 4.2(b).


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         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         "Exchange Price" has the meaning specified in Section 6.1(a).

         "Existing Indebtedness" means the 10 3/8% Senior Subordinated Notes and all other Indebtedness of the Company and its Subsidiaries in existence on the Issue Date, including the Tranche B Notes.

         "Fair Market Value" means, in respect of any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy; provided, however, that if such value exceeds $1,000,000, such determination shall be made in good faith by the Board of Directors.

         "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on the Issue Date.

         "Government Securities" means direct obligations of, or obligations fully guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

         "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness (and "Guaranteed" shall have a meaning correlative to the foregoing).

         "Hedging Obligations" means, in respect of any Person, the obligations of such Person under (i) interest or currency exchange rate swap agreements, interest or currency exchange rate cap agreements, and interest or currency exchange rate collar agreements and (ii) other agreements or arrangements, in any case, designed to protect such Person against fluctuations in interest or currency exchange rates (as appropriate, "Interest Rate Hedges" and "Currency Hedges").

         "Holder" means a Person in whose name a Note is registered.

         "HSR Act" has the meaning specified in Section 3.2(e).

         "Incur" means, in respect of any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange, or otherwise), assume, Guarantee, or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable," and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results


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in an obligation of such Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness.

         "Incurrence Date" has the meaning specified in Section 4.4(a).

         "Indebtedness" means, in respect of any Person, (a) any liability of such Person, whether or not contingent (i) for borrowed money, or under any reimbursement obligation relating to a letter of credit, bankers' acceptance, or note purchase facility; (ii) evidenced by a bond, note, debenture, or similar instrument (including a purchase money obligation); (iii) for the payment of money relating to a Capitalized Lease Obligation; (iv) for or pursuant to Disqualified Stock; (v) for or pursuant to preferred stock of any Subsidiary of such Person (other than preferred stock held by such Person or any of its Subsidiaries or in the case of the Company, any of its Subsidiaries); (vi) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes a trade payable or accrued liability in the ordinary course of business that is not overdue by more than 90 days or is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted); or (vii) under or in respect of Hedging Obligations; (b) any liability of others described in the preceding clause (a) that such Person has Guaranteed, that is recourse to such Person or that is otherwise its legal liability, or the payment of which is secured by (or for which the holder of such liability has an existing right to be secured by) any Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such liability; and (c) any amendment, supplement, modification, deferral, renewal, extension, or refunding of any liability of the types referred to in clauses (a) and (b) above. The amount of any non-interest bearing or other discount Indebtedness shall be deemed to be the principal amount thereof that would be shown on the balance sheet of the issuer dated such date prepared in accordance with GAAP, but such Indebtedness shall be deemed to have been Incurred only on the date of the original issuance thereof.

         "Indenture" means the Indenture dated December 1, 1997 between the Company, the Subsidiary Guarantors, and the United States Trust Company of New York, as amended or supplemented from time to time.

         "Independent Director" means any director of the Company not affiliated with Wingate or its assigns or Jerry E. Kimmel and who does not have any other relationship (including any relationship, contractual or otherwise, with Wingate, its assigns, or Jerry E. Kimmel) that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

         "Initial Investor" means any "Purchasers" under the Purchase Agreement, including any such Purchasers acquiring rights by way of assignment pursuant to
Section 13.8 thereof.

         "Interest Payment Date" has the meaning specified in Section 2.1.

         "Investments" means, in respect of any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations (but excluding endorsements of negotiable instruments for collection in the ordinary course of business)), advances or capital contributions (excluding commissions, travel, and similar advances to directors, officers, and employees made in the ordinary course of business), purchases or other acquisitions (for consideration) of


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Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

         "Issue Date" means July 26, 1999, the date on which the Notes were originally issued.

         "Junior Securities" means, in respect of the Company or any of its Subsidiaries, securities (including Capital Stock but excluding Disqualified Stock) issued by the Company or any of its Subsidiaries to a Holder on account of the Notes that (a) has an Average Life and maturity or mandatory redemption obligation, if any, longer than, or occurring after the final maturity date of, all Designated Senior Indebtedness of the Company, (b) by their terms or by law are subordinated to Designated Senior Indebtedness of the Company outstanding on the date of issuance of such Junior Securities at least to the same extent as the Notes and (c) are not secured by any assets or property of the Company or any of its Subsidiaries. As used herein, "Designated Senior Indebtedness" of the Company outstanding on the date of issuance of such Junior Securities" shall include securities issued in connection with a reorganization pursuant to the Bankruptcy Law of any jurisdiction to Persons which held "Designated Senior Indebtedness" in such reorganization proceeding.

         "Kimmel Designees" means Jerry E. Kimmel, if he is a director of the Company, and any other director of the Company elected or appointed at the designation of Jerry E. Kimmel.

         "Lien" means, in respect of any asset, any mortgage, lien, pledge, charge, security interest, or encumbrance of any kind in respect of such asset, whether or not filed, recorded, or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof).

         "Mandatory Redemption Obligation" has the meaning specified in Section 4.1(b).

         "Market Price" means, with respect to any Aggregate Common Stock, on a per share basis and as of any date, an amount equal to the average, for each of the ten (10) consecutive Trading Days immediately prior to such date, of the closing prices for a share of Voting Common Stock on such Trading Day as reported on the Composite Tape (as reported in The Wall Street Journal or, if not reported thereby, any other authoritative source). If no price can be determined under the foregoing, then the "Market Price" shall be deemed to be the fair market value thereof, as determined by the Special Committee in good faith as of a date which is within fifteen (15) days preceding the date as of which the determination is to be made.

         "Maturity Date" means the maturity of this Note, which is the date that is seven (7) calendar years after the date hereof, as the same may be hereafter accelerated pursuant to the provisions of this Note.

         "Maximum Lawful Rate" means the maximum rate of interest permitted under Applicable Law.

         "Net Income" means, in respect of any Person, the net income (loss) of such Person, determined in accordance with GAAP.

         "Net Proceeds" means, in respect of any Asset Sale, the aggregate amount of cash proceeds (including any cash received by way of deferred payment pursuant to a note receivable


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


issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, and including any amounts received as disbursements or withdrawals from any escrow or similar account established in connection with any such Asset Sale, but, in either case, only as and when so received) received by the Company or any of its Subsidiaries in respect of such Asset Sale, net of: (i) the cash expenses of such Asset Sale (including, without limitation, the payment of principal of, and premium, if any, and interest on, Indebtedness required to be paid as a result of such Asset Sale and legal, accounting, management and advisory, and investment banking fees and sales commissions), (ii) taxes paid or payable as a result thereof, (iii) any portion of cash proceeds that the Company determines in good faith should be reserved for post-closing adjustments, it being understood and agreed that on the day that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Company or any of its Subsidiaries shall constitute Net Proceeds on such date, (iv) any relocation expenses and pension, severance, and shutdown costs incurred as a result thereof, and (v) any cash amounts actually set aside by the Company or any of its Subsidiaries as a reserve in accordance with GAAP against any retained liabilities associated with the asset disposed of in such transaction, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

         "Nonvoting Common Stock" means the newly created class of nonvoting common stock, par value $0.01 per share, to be created by the Amendment.

         "Note or Notes" means this Tranche A Senior Subordinated Exchangeable Note, including any Note issued upon transfer, assignment, or subdivision thereof.

         "Notice of Adjustment" has the meaning specified in Section 6.3(h).

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages, and other liabilities payable under the documentation governing any Indebtedness.

         "Officer" means, in respect of the Company, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary, or any Vice President of the Company.

         "Officer's Certificate" means a certificate signed on behalf of the Company by two Officers of such Person, one of whom must be the principal executive officer, the principal financial officer, or the principal accounting officer of the Company.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Holders.

         "Payment Blockage Notice" has the meaning specified in Section 8.2(a).

         "Payment Blockage Period" has the meaning specified in Section 8.2(a).

         "Payment Default" has the meaning specified in Section 5.1(f).

         "Permitted Indebtedness" has the meaning specified in Section 4.4(b).

         "Permitted Investments" means (i) any Investment in the Company or in a Subsidiary of the Company; (ii) any Investment in Cash Equivalents; (iii) any Investment by the Company or any of its Subsidiaries in a Person engaged in a Related Business if, as a result of such Investment, (A) such Person becomes a Subsidiary of the Company or (B) such Person is merged, consolidated, or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Subsidiary of the Company; (iv) Investments the payment for which consists exclusively of Equity Interests (excluding Disqualified Stock) of the Company; (v) Investments in shares of money market mutual or similar funds having assets in excess of $500,000,000; and (vi) Investments in negotiable instruments held for collection in the ordinary course of business and lease, utility, and similar deposits.

         "Permitted Liens" means (i) Liens securing Permitted Indebtedness Incurred pursuant to clause (i) of the definition of such term; (ii) Liens in favor of the Company and/or its Subsidiaries; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any of its Subsidiaries, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or any of its Subsidiaries; (iv) Liens securing any Acquired Indebtedness and which exist at the time of acquisition thereof by the Company or any of its Subsidiaries, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens existing on the Issue Date or arising since such date in compliance with this Note; (vi) Liens arising by reason of (1) any judgment, decree, or order of any court not constituting an Event of Default; (2) taxes not yet delinquent or which are being contested in good faith by appropriate proceedings which suspend the collection thereof, promptly instituted and diligently conducted, and for which adequate reserves have been established to the extent required by GAAP; (3) security for payment of workers' compensation or other insurance; (4) good faith deposits in connection with tenders, leases and contracts (other than contracts for the payment of money), bids, licenses, performance or similar bonds and other obligations of a like nature, in the ordinary course of business; (5) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and in respect of leasehold interests, mortgages, obligations, Liens, and other encumbrances incurred, created, assumed, or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessees), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any of its Subsidiaries or the value of such property for the purpose of such business; (6) deposits to secure public or statutory obligations or in lieu of surety or appeal bonds; (7) surveys, exceptions, title defects, encumbrances, easements, reservations of, or rights or others for, rights of way, sewers, electric lines, telegraph or telephone lines and other similar purposes or zoning or other restrictions as to the use of real property not interfering with the ordinary conduct of the business of the Company or any of its Subsidiaries; or (8) operation of law or statute and incurred in the ordinary course of business, including without limitation, those in favor of mechanics, materialmen, suppliers, laborers or employees, and, if securing sums of money, for sums which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof, promptly instituted and diligently conducted, and for which adequate reserves have been established to the extent required by GAAP; (vii) Liens resulting from the deposit of funds in trust for the purpose of decreasing or defeasing Indebtedness of the Company and its Subsidiaries so long as such deposit of funds and such decreasing or defeasing of Indebtedness are permitted under Section 4.3; and (viii) any extension, renewal, or replacement (or successive extensions, renewals, or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (iii), (iv), and (v) above; provided, however, that the principal amount of the Indebtedness secured thereby shall not exceed the principal amount of Indebtedness secured thereby immediately prior to the time of such extension, renewal, or replacement, and that such extension, renewal, or replacement Lien shall be limited to all or a part of the property that secured the Lien so extended, renewed, or replaced (plus improvements on such property).

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used by such Person to extend, refinance, renew, replace, defease, or refund other Indebtedness of such Person ("Old Indebtedness"); provided, however, that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Old Indebtedness plus any premium or penalty payable thereon and any reasonable expenses incurred in connection therewith; (ii) such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Old Indebtedness; (iii) if the Old Indebtedness is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Old Indebtedness; (iv) such Permitted Refinancing Indebtedness is on terms that are no more restrictive, as a whole, than those governing such Old Indebtedness; and
(v) such Permitted Refinancing Indebtedness is Incurred only by the Company or any of its Subsidiaries that is the obligor on the Old Indebtedness.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

         "Plans" means any plan existing on the Issue Date or adopted by the Company after the Issue Date providing for the issuance of Aggregate Common Stock of any class or series or other options or rights to purchase stock, warrants, or other securities.

         "Purchase Agreement" means the Securities Purchase Agreement, dated as of July 14, 1999 between Wingate and Kevco, Inc.

         "Purchase Money Indebtedness" means, in respect of the Company or any of its Subsidiaries, any Indebtedness of the Company or any of its Subsidiaries to any seller or other Person incurred to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease) of any real or personal tangible property acquired after the Issue Date which, in the reasonable good faith judgment of the Board of Directors or the board of directors (or similar governing body) of any of its Subsidiaries, as applicable, is directly related to a Related Business and which is Incurred within 180 days of such acquisition and is secured only by the assets so financed.

         "Purchase Rights" has the meaning specified in Section 6.3(e)(ii).

         "Redemption Notice" has the meaning specified in Section 3.2(b).

         "Reference Period" in respect of any Person means the four full fiscal quarters for which financial statements are available at the time of determination (or such lesser period during which such Person has been in existence) ended immediately preceding any date upon which any such determination is to be made pursuant to the terms of this Note.

         "Related Business" means the business conducted by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors are materially related businesses.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Payments" has the meaning specified in Section 4.3(a).

         "Senior Credit Facility" means the Credit Agreement dated December 1, 1997, among the Company, the guarantors named therein, and NationsBank of Texas, N.A., as agent and lender, and the other lenders party thereto, as amended to the date hereof.

         "Senior Indebtedness" means, in respect of any Person, (i) all Indebtedness of such Person outstanding under the Senior Credit Facility and all Hedging Obligations in respect thereof, (ii) any other Indebtedness of such Person permitted to be issued under this Note, provided that Senior Indebtedness shall not include any Indebtedness which by the terms of the instrument creating or evidencing the same is on parity with or is subordinated or junior in right of payment in any respect to any other Indebtedness of such Person or its Subsidiaries or Affiliates and (iii) all Obligations in respect of the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (i) any liability for federal, state, local, foreign, or other taxes, (ii) any Indebtedness of any such Person to any of its Subsidiaries or other Affiliates, (iii) any accounts payable or trade liabilities arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (iv) any Indebtedness that is incurred in violation of this Note, (v) Indebtedness of the Person to any shareholder of the Person, (vi) Indebtedness to, or guaranteed by the Person or any of its Subsidiaries for the benefit of, any director, officer, or employee of the Person or any Subsidiary of the Person (including, without limitation, amounts owed for compensation), (vii) Capital Stock of such Person and Indebtedness represented by Disqualified Stock, (viii) Indebtedness which, when Incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Person, (ix) any Indebtedness or obligation which is subordinated in right of payment to any other Indebtedness or obligation of such Person and (x) any Indebtedness under the 10 3/8% Senior Subordinated Notes or any refinancings thereof. "Senior Indebtedness" when used in respect of a Subsidiary Guarantor, shall have a meaning substantially identical to that applied to the Indebtedness of the Person or its Subsidiaries.

         "Series A Voting Preferred Stock" means the Company's "Series A 10 3/8% Convertible Pay-in-Kind Voting Preferred Stock" to be established under the terms of the Amendment.

         "Series B Nonvoting Preferred Stock" means the Company's "Series B 10 3/8% Convertible Pay-in-Kind Nonvoting Preferred Stock" to be established under the terms of the Amendment.

         "Special Committee" means a committee of the Board of Directors composed solely of the Independent Directors and the Kimmel Designees then in office; provided, however, that such committee shall be constituted such that a majority of its members shall always be Independent Directors.

         "Subordinated Indebtedness" means Indebtedness of the Company (or of its Subsidiaries) that is subordinated in right of payment to the Notes (or a Subsidiary Guarantee, as appropriate).

         "subparagraph (d) adjustment" has the meaning specified in Section 6.3(e)(i).

         "Subsidiary" means, in respect of any Person, (i) any corporation, association, or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof). Unless indicated to the contrary, "Subsidiary" refers to a direct or indirect Subsidiary of the Company.

         "Subsidiary Guarantee" means any guarantee of the obligations of the Company under this Note by any Person.

         "Subsidiary Guarantors" means Kevco Management, Inc., Kevco Holding, Inc., Kevco GP, Inc., DCM Delaware, Inc., Kevco Components, Inc., Kevco Distribution, L.P., and Kevco Manufacturing, L.P. in each case until such time, if any, as such Subsidiary is released from its Subsidiary Guarantee as permitted by this Note.

         "TBCA" means the Texas Business Corporation Act, as the same may be amended from time to time.

         "Trading Day" means any day on which the NASDAQ Stock Market is open for trading, or if the shares of Voting Common Stock are not quoted on the NASDAQ Stock Market, any day on which the principal national securities exchange or national quotation system on which the shares of Voting Common Stock are listed, admitted to trading, or quoted is open for trading.

         "Tranche B Notes" means the Company's $6,500,000 principal amount Tranche B Senior Subordinated Exchangeable Notes issued on the Issue Date.

         "Transaction" has the meaning specified in Section 6.3(g).

         "Voting Common Stock" means the voting common stock, par value $0.01 per share, of the Company.

         "Voting Rights Triggering Event" has the meaning specified in Section 6.4(b)(i).

         "Warrants" means the following: (i) the warrant issued by the Company dated July 26, 1999 to The Kevco Partners Investment Trust providing for the purchase of 675,000 shares of Nonvoting Common Stock, (ii) the warrant issued by the Company dated July 26, 1999 to The Kevco Partners Investment Trust providing for the purchase of 772,727 shares of Nonvoting Common Stock, (iii) the warrant issued by the Company dated July 26, 1999 to The Kevco Partners Investment Trust providing for the purchase of 295,455 shares of Nonvoting Common Stock, and (iv) all reissuances, transfers, and substitutions of the foregoing.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

         "Wingate" means Wingate Partners II, L.P., a Delaware limited partnership.

                                   ARTICLE 2
                                    PAYMENTS

         Section 2.1 Interest Payments. The Company shall pay interest on this Note quarterly on the last day of each June, September, December, and March (each an, "Interest Payment Date"), commencing with September 30, 1999. Interest will accrue on the unpaid principal balance hereof outstanding (and on any accrued but unpaid interest as provided for below) at the lesser of (i) the Maximum Lawful Rate or (ii) a rate per annum equal to eleven and one-half percent (11.5%); provided, however, that on any Interest Payment Date such interest may, in the sole discretion of the Company as determined by the Special Committee, in lieu of the payment in whole of such interest in cash, be accrued (in which case, interest shall also be payable on any accrued interest until paid); provided, however, that if the Company elects to accrue interest pursuant to the provisions of this Section 2.1, (i) the Company shall give Holders written notice thereof at least one (1) Business Day prior to the applicable Interest Payment Date, and (ii) the Holders shall have the right to elect to have all accrued interest paid in shares of Series B Nonvoting Preferred Stock with an aggregate liquidation preference equal to the amount of interest accrued and unpaid through the applicable Interest Payment Date. The Holders shall make such election by the delivery of written notice thereof to the Company within ten (10) days after the applicable Interest Payment Date. Notwithstanding the foregoing, at any time when an Event of Default has occurred and is continuing, from such date until the date such Event of Default no longer exists, interest shall accrue at the lesser of (i) the Maximum Lawful Rate or (ii) a rate per annum equal to twelve and one-half percent (12.5%).

         Section 2.2 Principal Payments. All principal and accrued but unpaid interest shall be due and payable, in full, in cash, on the Maturity Date, pursuant to Section 3.1 or 4.1.

         Section 2.3 Computations. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         Section 2.4 Prepayments. Except as provided for in Section 4.1, the Notes may not be redeemed in whole or in part prior to the third anniversary of the Issue Date.

         Section 2.5 Certain Determinations. Notwithstanding any other provision of this Note, all determinations with respect to interest and principal payments on, and redemption of, the Notes requiring action by the Board of Directors shall be taken by the Special Committee.

                                   ARTICLE 3
                                   REDEMPTION

         Section 3.1 Optional Redemption. The Notes shall be subject to redemption at any time after the third anniversary of the Issue Date at the option of the Company as determined by the Special Committee, in whole or in part, at a redemption price in cash equal to 100% of the principal amount of the Notes together with accrued and unpaid interest thereon to the applicable redemption date.

         Section 3.2 Procedures for Redemption.

                  (a) In the event that fewer than all the outstanding Notes are to be redeemed pursuant to Section 3.1, the amount of Notes to be redeemed shall be determined by the Board of Directors following the recommendation of the Special Committee and the Notes so redeemed shall be selected pro rata according to the principal amount of Notes held by each Holder.

                  (b) In the event the Company shall redeem Notes pursuant to this Article 3, notice of such redemption ("Redemption Notice") shall be given by overnight courier not less than 10 Business Days nor more than 40 Business Days prior to the redemption date, to each Holder of record of the Notes to be redeemed at such Holder's address as the same appears on the Note register of the Company; provided, however, that neither the failure to give the Redemption Notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any Notes to be redeemed except as to the Holder to whom the Company has failed to give the Redemption Notice or except as to the Holder whose Redemption Notice was defective. Each Redemption Notice shall state: (i) the redemption date; (ii) the principal amount of Notes to be redeemed and, if less than all the principal amount of Notes held by such Holder are to be redeemed, the principal amount of Notes to be redeemed from such Holder; (iii) customary provisions regarding the surrender of Notes; (iv) the redemption price and the estimated amount of accrued but unpaid interest on the Notes to the date of redemption; (v) the place or places where Notes are to be surrendered for redemption; and (vi) that interest on the Notes to be redeemed will cease to accrue on such redemption date.

                  (c) In the case of a redemption pursuant to this Article 3, and if the Redemption Notice has been properly provided in accordance with this
Article 3, from and after the redemption date (unless the Company shall default in payment in cash of the redemption price for the Notes called for redemption), interest on such Notes called for redemption shall cease to accrue, and all rights of the Holders thereof as Note Holders of the Company (except the right to receive the redemption price from the Company) shall cease. Upon surrender of the Notes in accordance with the Redemption Notice, any Notes so redeemed shall be redeemed in cash by the Company at the redemption price specified herein and in the Redemption Notice.

                  (d) Any such offer under this Article 3 shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes pursuant to this
Article 3. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Note relating to an offer under this Article 3, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such provisions of this Note by virtue thereof.

                  (e) Notwithstanding any other provision of this Note to the contrary, in the event the Company delivers a Redemption Notice under this
Article 3 and the Holder timely elects to exchange the Notes prior to the stated redemption date pursuant to Sections 6.1 and 6.2, then, for purposes of a redemption under this Article 3, the "redemption date" shall mean the latter of
(i) the redemption date set forth in the Redemption Notice and (ii) the date upon which any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), shall have expired or early termination thereof shall have been granted without limitation, restriction, or condition.

                                    ARTICLE 4
                                    COVENANTS

         Section 4.1 Offer to Repurchase Upon Change of Control.

                  (a) In the event of a Change of Control, the Company shall, to the extent it shall have funds legally available for such payment, offer to redeem for cash all of the Notes then outstanding, and shall redeem the Notes of any Holder of such Notes that shall consent to such redemption, upon a date no later than 30 Business Days following the Change in Control, at a redemption price equal to 100% of the principal amount of the Notes, in cash, plus (without duplication) accrued and unpaid interest thereon to the date fixed for redemption.

                  (b) If the Company is unable or shall fail to discharge its obligation to redeem all outstanding Notes pursuant to this Section 4.1 (a "Mandatory Redemption Obligation"), such Mandatory Redemption Obligation shall be discharged as soon as the Company is able to discharge such Mandatory Redemption Obligation.

                  (c) In the case of a redemption pursuant to this Section 4.1, notice of such redemption shall be given by overnight courier not more than ten Business Days following the occurrence of the Change of Control and not less than 20 Business Days prior to the redemption date, to each Holder of record of the Notes to be redeemed at such Holder's address as the same appears on the Note register of the Company; provided, however, that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any Notes to be redeemed, except as to the Holder to whom the Company has failed to give said notice or except as to the Holder whose notice was defective. Each such redemption notice shall state: (i) that a Change of Control has occurred; (ii) the redemption date; (iii) the redemption price and the estimated amount of accrued but unpaid interest to the redemption date; (iv) customary provisions regarding the surrender of Notes; (v) that such Holder may elect to cause the Company to redeem all or any of the Notes held by such Holder; (vi) the place or places where Notes are to be surrendered for redemption; and (vii) that interest on the Notes the Holder elects to cause the Company to redeem will cease to accrue on such redemption date.

                  (d) Upon receipt of such redemption notice, Holders of Notes shall, within 10 Business Days after receipt thereof, return such redemption notice to the Company indicating the aggregate principal amount of Notes such Holder shall elect to cause the Company to redeem, if any.

                  (e) In the case of a redemption pursuant to this Section 4.1, and if notice thereof has been properly provided in accordance with this Section 4.1, from and after the redemption date (unless the Company shall default in payment in cash of the redemption price for the Notes called for redemption), interest on such Notes as the Holder elects to cause the Company to redeem shall cease to accrue, and all rights of the electing Holders thereof as Note Holders of the Company (except the right to receive the redemption price from the Company) shall cease. Upon surrender of the Notes in accordance with such redemption notice, any Notes so redeemed shall be redeemed in cash by the Company at the redemption price specified herein and in such redemption notice.

                  (f) Notwithstanding anything in this Section 4.1 to the contrary, prior to the commencement of an offer under Section 4.1, but in any event within 30 days following any Change of Control, the Company shall (i) repay in full and terminate all commitments under Indebtedness under the Senior Credit Facility and all other Senior Indebtedness the terms of which require repayment upon a Change of Control or (ii) obtain the requisite consents under the Senior Credit Facility and all such other Senior Indebtedness to permit the repurchase of the Notes as provided herein.

                  (g) Any such offer under this Section 4.1 shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes pursuant to this
Section 4.1. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Note relating to a Change of Control, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such provisions of this Note by virtue thereof.

                  (h) Notwithstanding any other provision of this Note to the contrary, in the event the Company delivers a redemption notice under this
Section 4.1 and the Holder timely elects to exchange the Notes prior to the stated redemption date pursuant to Sections 6.1 and 6.2, then, for purposes of a redemption under this Section 4.1, the "redemption date" shall mean the latter of (i) the date 30 Business Days after a Change of Control and (ii) the date upon which any applicable waiting period under the HSR Act shall have expired or early termination thereof shall have been granted without limitation, restriction, or condition.

         Section 4.2 Limitation on Sale of Assets and Subsidiary Stock.

                  (a) The Company will not, and will not permit any of its Subsidiaries to, engage in an Asset Sale, unless (i) the Company or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (which, if it exceeds $1,000,000, shall be determined by the Board of Directors and set forth in a Board Resolution delivered to the Holders) of the assets (including, if appropriate, Equity Interests) disposed of or issued, as appropriate, and (ii) at least 75% of the consideration therefor received by the Company or such Subsidiary is in the form of cash or Cash Equivalents; provided, however, that the 75% limitation referred to above shall not apply to any Asset Sale in which the cash portion of the consideration received therefor, determined in accordance with the following sentence, is equal to or greater than what the after-tax net proceeds would have been had such transaction complied with the aforementioned 75% limitation. For purposes of this covenant (and not for purposes of any other provision of this Note), the term "cash" shall be deemed to include (A) any notes or other obligations received by the Company or such Subsidiary as consideration as part of such Asset Sale that are immediately converted by the Company or such Subsidiary into actual cash or Cash Equivalents (to the extent of the actual cash or Cash Equivalents so received), and (B) any liabilities of the Company or such Subsidiary (as shown on the most recent balance sheet of the Company or such Subsidiary) that are payable in cash and that (1) are assumed by the transferee of the assets which are the subject of such Asset Sale as consideration therefor in a transaction the result of which is that the Company and all of its Subsidiaries are released from all liability for such assumed liability, (2) are not by their terms subordinated in right of payment to the Notes, (3) are not owed to the Company or any Subsidiary of the Company, and (4) constitute short-term liabilities (as determined in accordance with GAAP).

                  (b) Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply, directly or indirectly, such Net Proceeds (i) to repay permanently Senior Indebtedness of the Company or of its Subsidiaries, or (ii) to the making of a capital expenditure or the acquisition of other long-term assets, in each case, in a Related Business. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10,000,000, the Company may make an offer to all holders of 10 3/8% Senior Subordinated Notes to the extent required by Section 4.08(b) of the Indenture. Pending the final application of any such Net Proceeds, the Company or its Subsidiaries, as the case may be, may temporarily reduce Indebtedness under the Senior Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by this Note. If the aggregate principal amount of the 10 3/8% Senior Subordinated Notes tendered by the holders thereof is less than the amount of Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

                  (c) The Company will not, and will not permit any of its Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any of its Subsidiaries to any Person (other than the Company or another Subsidiary of the Company), unless (i) such transfer, conveyance, sale, lease or other disposition is of all of the Capital Stock of such Subsidiary owned by the Company and its Subsidiaries or is otherwise permitted under Section 4.7 and (ii) such transaction is conducted in accordance with Sections 4.2(a) and (b).

         Section 4.3 Limitation on Restricted Payments.

                  (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Subsidiary's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation) other than dividends or distributions (A) paid or payable in Equity Interests (other than Disqualified Stock) of the Company or (B) paid or payable to the Company or any Subsidiary of the Company; (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company or any Subsidiary of the Company (other than any such Equity Interests owned by the Company or any Subsidiary of the Company or upon redemption of the Series A Voting Preferred Stock or the Series B Nonvoting Preferred Stock in accordance with the terms of the Amendment); (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value prior to the scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness (except, if no Default or Event of Default is continuing or would result therefrom, any such payment, purchase, redemption, defeasance or other acquisition or retirement for value made (A) out of Excess Proceeds available for general corporate purposes if such payment or other action is required by the indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued, or (B) upon the occurrence of a Change of Control if (1) such payment or other action is required by the indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued and (2) the Company has purchased all Notes properly tendered pursuant to Section 4.1 resulting from such Change of Control); or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted
         Payment:

                           (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                           (ii) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable Reference Period, have been permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio test set forth in Section 4.4(a); and

                           (iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments declared or made by the Company and its Subsidiaries after the Issue Date shall not exceed, at the date of determination, the sum of (1) 50% of aggregate Consolidated Net Income of the Company from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such aggregate Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (2) 100% of the aggregate net cash proceeds received by the Company from the issue or sale after the Issue Date of Equity Interests of the Company or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (3) the aggregate net cash proceeds received by the Company as capital contributions to the Company (other than from a Subsidiary of the Company) after the Issue Date (other than capital contributions from Wingate, its partners, or their respective Affiliates).

                  (b) The foregoing provisions will not prohibit the following Restricted Payments:

                           (i) the payment of any dividend or other distribution within 60 days after the date of declaration thereof, if, at said date of declaration, such payment would have complied with the provisions of this Note;

                           (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company (other than Disqualified Stock) in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than Disqualified Stock or one or more sales of Equity Interests to Wingate, its partners, or their respective Affiliates); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, or other acquisition shall be excluded from clause (iii) of Section 4.3(a) (both for purposes of determining the aggregate amount of Restricted Payments made and for purposes of determining the aggregate amount of Restricted Payments permitted);

                           (iii)    the payment, purchase, redemption,
                  defeasance or other acquisition or retirement for value of Subordinated Indebtedness with the net cash proceeds from a substantially concurrent Incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (in each case other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock or one or more sales of Equity Interests to Wingate, its partners, or their respective Affiliates); provided that the amount of any such net cash proceeds that are utilized for any such payment, purchase, redemption, defeasance or other acquisition or retirement shall be excluded from clause (iii) of Section 4.3(a) (both for purposes of determining the aggregate amount of Restricted Payments made and for purposes of determining the aggregate amount of Restricted Payments permitted);

                           (iv) so long as no Default or Event of Default is continuing, the repurchase of Equity Interests of the Company from former employees of the Company or any Subsidiary thereof (or the estates, heirs or legatees of such former employees) for consideration which does not exceed $500,000 in the aggregate in any fiscal year;

                           (v) any Restricted Investment made with the net cash proceeds from a substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock or one or more sales of Equity Interests to Wingate, its partners, or their respective Affiliates); and

                           (vi) so long as no Default or Event of Default is continuing, any Restricted Investment which, together with all other Restricted Investments outstanding made pursuant to this clause (vi) does not exceed $5,000,000.

                  Except to the extent specifically noted above, Restricted Payments made pursuant to this Section 4.3(b) shall be included in calculating the amount of Restricted Payments made after the Issue Date.

                  (c) The amount of all Restricted Payments not made in cash shall be the Fair Market Value (which, if it exceeds $1,000,000, shall be determined in good faith by the

         Board of Directors and set forth in a Board Resolution delivered to the Holders) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or any Subsidiary thereof, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Holders an Officers' Certificate stating that such Restricted Payments were permitted and setting forth the basis upon which the calculations required by this Section 4.3 were computed, which calculations may be based upon the Company's latest available financial statements.

         Section 4.4 Limitation on Incurrence of Indebtedness.

                  (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness), except for Permitted Indebtedness; provided, however, that the Company and its Subsidiaries may Incur Indebtedness (including Acquired Indebtedness) if, at the time of Incurrence of such Indebtedness, after giving pro forma effect to such Incurrence as of such date and to the use of proceeds therefrom (including the application or the use of the net proceeds therefrom to repay Indebtedness or make any Restricted Payment) (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such Incurrence of Indebtedness and (ii) on the date of such Incurrence (the "Incurrence Date"), the Consolidated Coverage Ratio of the Company for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such Incurrence of Indebtedness and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would exceed 1.75 to 1 (the "Debt Incurrence Ratio").

                  (b) "Permitted Indebtedness" means any and all of the following:

                           (i) Indebtedness of the Company Incurred pursuant to the Senior Credit Facility in the aggregate principal amount at any time outstanding not to exceed the sum of the aggregate commitments pursuant to the Senior Credit Facility as in effect on the date hereof;

                           (ii)     Existing Indebtedness;

                           (iii) intercompany Indebtedness between or among the Company and any of its Subsidiaries; provided that (A) if the Company is an obligor on such Indebtedness, such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to the Notes and (B) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Subsidiary of the Company, or any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Subsidiary of the Company, shall be deemed to constitute a new Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

                           (iv) Permitted Refinancing Indebtedness Incurred in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, (A) Indebtedness (other than Permitted Indebtedness) that was Incurred in compliance with this Note, (B) Indebtedness referred to in Section 4.4(b)(i) or (b)(ii), or (C) Existing Indebtedness, other than Existing

                  Indebtedness, if any, related to the Indebtedness refinanced by the Senior Credit Facility;

                           (v) Indebtedness of a Subsidiary of the Company constituting a Guarantee of Indebtedness of the Company or a Subsidiary thereof which Indebtedness was Incurred pursuant to this Section 4.4(b) or the Debt Incurrence Ratio test set forth in Section 4.4(a);

                           (vi) the Incurrence by the Company or any of its Subsidiaries of Hedging Obligations of the following types:
                  (A) Interest Rate Hedges with respect to any Indebtedness of such Person that is permitted by the terms of this Note to be outstanding, the notional principal amount of which does not exceed the principal amount of the Indebtedness to which such Interest Rate Hedge relates, and (B) Currency Hedges that do not increase the outstanding loss potential or liabilities other than as a result of fluctuations in foreign currency exchange rates; and

                           (vii) other Indebtedness of the Company and its Subsidiaries from time to time outstanding in an aggregate principal amount not to exceed $20,000,000.

                  (c) Indebtedness of any Person which is outstanding at the time such Person becomes a Subsidiary of the Company or is merged with or into or consolidated with the Company or a Subsidiary of the Company shall be deemed to have been Incurred at the time such Person becomes such a Subsidiary of the Company or is merged with or into or consolidated with the Company or a Subsidiary thereof, as applicable.

         Section 4.5 Limitation on Liens. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, affirm, assume or suffer to exist any Liens of any kind, other than Liens securing Senior Indebtedness and Permitted Liens, against or upon any assets or property now owned or hereafter acquired or any income or profits therefrom or assign or convey any right to receive income therefrom, unless (i) in the case of Liens securing Subordinated Indebtedness, the Notes are secured by a valid, perfected Lien on such assets, property or proceeds that is senior in priority to such Liens, (ii) in the case of Liens securing obligations subordinate to a Subsidiary Guarantee, such Subsidiary Guarantee is secured by a valid, perfected Lien on such assets, property or proceeds that is senior in priority to such Liens, and (iii) in all other cases, the Notes (and, if such Lien secures obligations of a Subsidiary of the Company, a Subsidiary Guarantee of such Subsidiary) are equally and ratably secured.

         Section 4.6 Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, assume or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any such Subsidiary to (i) (a) pay dividends or make any other distributions to the Company or any of its Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits or (b) pay any Indebtedness owed to the Company or any of its Subsidiaries, (ii) make loans or advances to the Company or any of its Subsidiaries, (iii) transfer any of its properties to the Company or any of its Subsidiaries, (iv) grant any Liens in favor of the Holders of the Notes or (v) guarantee the Notes or any renewals or refinancings thereof, except for such encumbrances or restrictions existing under or by reason of (A) Existing Indebtedness, (B) the Senior Credit Facility, (C) applicable law, (D) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was Incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties of any Person, other than the Person, or the property of the Person, so acquired, provided that in the case of Indebtedness, such Indebtedness was permitted by the terms of this Note to be Incurred, (E) customary non-assignment provisions in leases, licenses, sales agreements or other contracts (but excluding contracts related to the extension of credit) entered into in the ordinary course of business and consistent with past practices, (F) restrictions imposed pursuant to a binding agreement for the sale or disposition of all or substantially all of the Equity Interests or assets of any Subsidiary of the Company, provided such restrictions apply solely to the Equity Interests or assets being sold, (G) restrictions imposed by Permitted Liens on the transfer of the assets that are subject to such Liens,
(H) Permitted Refinancing Indebtedness Incurred to refinance Existing Indebtedness or Indebtedness of the type described in clause (D) above, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, as a whole, than those contained in the agreements governing the Indebtedness being refinanced, and (I) the terms of Purchase Money Indebtedness, but only to the extent such Purchase Money Indebtedness encumbers or restricts the property acquired with such Purchase Money Indebtedness.

         Section 4.7 Limitation on Issuance, Sale and Ownership of Capital Stock of Subsidiaries. The Company will not, and will not permit any of its Subsidiaries to, (i) sell, assign, transfer, convey or otherwise dispose of, any Equity Interests of any Subsidiary of the Company, other than to the Company or another Subsidiary of the Company, (ii) permit any Subsidiary of the Company to issue any Equity Interests (including, without limitation, pursuant to any merger, consolidation, recapitalization or similar transaction) other than to the Company or another Subsidiary of the Company or (iii) permit any Person other than the Company or its Subsidiaries to own any Equity Interests of any Subsidiary of the Company, except that (A) the Company or its Subsidiaries may consummate a sale to a Person of all of the Equity Interests of a Subsidiary of the Company, if such sale is made by the Company or another Subsidiary of the Company subject to, and in compliance with, Section 4.2, and (B) the Company may issue and permit the subsequent ownership by directors of, directors' qualifying shares.

         Section 4.8 Limitation on Mergers, Consolidations, or Sale of Assets. The Company will not merge or consolidate (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey, or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless: (i) the Company is the surviving corporation or the Person formed by or surviving any such merger or consolidation (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance, or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof, or the District of Columbia; (ii) the Person formed by or surviving any such merger or consolidation (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance, or other disposition shall have been made assumes all the obligations of the Company under the Notes and pursuant to an assumption agreement reasonably satisfactory to the Holders;
(iii) immediately before or immediately after giving effect to such transactions no Default or Event of Default shall have occurred and be continuing or would result therefrom; and (iv) except in the case of a merger of the Company with or into a Subsidiary of the Company, the Company, any of its Subsidiaries, or any Person formed by or surviving any such merger or consolidation, or to which such sale, assignment, transfer, lease, conveyance, or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable Reference Period, be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio test set forth in Section 4.4(a).

                                   ARTICLE 5
                              DEFAULTS AND REMEDIES

         Section 5.1 Events of Default. Each of the following constitutes an "Event of Default":

                  (a) default for 30 days in the payment when due of interest on the Notes (whether or not prohibited by Article 8), provided that the accrual of interest as permitted by Section 2.1 shall not be deemed to be a default;

                  (b) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by Article 8);

                  (c) failure by the Company to comply in all material respects with any of the provisions of Section 4.1;

                  (d) failure by the Company for 30 days after written notice, stating in reasonable detail the non-compliance, to the Company by Holders of at least 25% in principal amount of the then outstanding Notes to the Company to comply with any other covenant or agreement (except as provided in clauses (a), (b), and (c) above) in the Notes;

                  (e) except as permitted by this Note, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

                  (f) default under any mortgage, indenture, or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default (i) is caused by a failure to pay principal when due at final stated maturity (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default which has not been cured or the maturity of which has been so accelerated, aggregates $10,000,000 or more;

                  (g) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $10,000,000, which judgments are not paid, discharged, or stayed for a period of 60 days and are not covered by insurance;

                  (h) the Company or any of its Subsidiaries pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case,
(iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, or (v) generally is unable to pay its debts as the same become due; or

                  (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company or any of its Subsidiaries in an involuntary case, (ii) appoints a Custodian of the Company or any of its Subsidiaries or for all or substantially all of their respective properties, or (iii) orders the liquidation of the Company or any of its Subsidiaries, and the order or decree remains unstayed and in effect for 60 days.

                  To the extent that the last day of the period referred to in
Section 5.1(a) or 5.1(d) is not a Business Day, then the first Business Day following such day shall be deemed to be the last day of the period referred to in such clauses. Any "day" will be deemed to end as of 11:59 p.m., Fort Worth, Texas time.

         Section 5.2 Acceleration.

                  (a) Notwithstanding any other provision of this Note to the contrary, if any Event of Default occurs and is continuing (other than an Event of Default specified in Section 5.1(b), 5.1(h), or 5.1(i)) prior to the redemption, repurchase, or other repayment in full of the 10 3/8% Senior Subordinated Notes, then the Holders shall not and shall not be entitled to declare any outstanding Notes due and payable (as a result of such Event of Default) prior to the delivery of an Acceleration Notice (as defined in the Indenture) pursuant to Section 6.02 of the Indenture.

                  (b) If any Event of Default occurs and/or is continuing (other than an Event of Default specified in Section 5.1(b), 5.1(h), or 5.1(i)) after the redemption, repurchase, or other repayment of 10 3/8% Senior Subordinated Notes or the delivery of an Acceleration Notice (as defined in the Indenture) pursuant to Section 6.02 of the Indenture, or an Event of Default specified in
Section 5.1(b) occurs and is continuing at any time, then (i) if the Initial Investors or their Affiliates Beneficially Own more than 50% of the aggregate principal amount of the Notes then outstanding the Holders may, by notice in writing to the Company, declare all outstanding Notes to be due and payable and
(ii) if the Initial Investors or their Affiliates Beneficially Own 50% or less of the aggregate principal amount of the Notes then outstanding, then Holders of at least 33 1/3% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company may declare all outstanding Notes to be due and payable (in each case, an "Acceleration Notice"), and the same (x) if there are no amounts outstanding under the Senior Credit Facility, shall become immediately due and payable; or (y) if there are any amounts outstanding under the Senior Credit Facility, shall become immediately due and payable upon the first to occur of an acceleration under the Senior Credit Facility or five Business Days after receipt by the Company and the representatives of the holders of the Indebtedness under the Senior Credit Facility of such Acceleration Notice, but only if such Event of Default is then continuing.

                  (c) Notwithstanding the foregoing, in the case of an Event of Default specified in Section 5.1(h) or 5.1(i), all outstanding Notes will be immediately due and payable without declaration or other action or notice on the part of the Holders of Notes.

                  (d) In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in Section 5.1(f), the declaration of acceleration of the Notes shall be automatically annulled if the holders of any such Indebtedness described in Section 5.1(f) have rescinded the declaration of acceleration in respect of such Indebtedness within thirty (30) days of the date of such declaration and the Holders received written notice of such rescission and if (a) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, and (b) all existing Events of Default, except nonpayment of principal or interest that became due solely because of the acceleration of the Notes, have been cured or waived.

         Section 5.3 Other Remedies. Subject to Section 5.2, if an Event of Default occurs and is continuing, the Holders may pursue any available remedy by proceeding at law or in equity to collect the payment of principal, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or the Subsidiary Guarantees.

         Section 5.4 Waiver of Past Defaults. Subject to Section 5.2, Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Company may, on behalf of the Holders of all of the Notes, waive any acceleration of the Notes or any existing Default or Event of Default, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest, on the Notes which may only be waived with the consent of each Holder of Notes affected.

         Section 5.5 Control by Majority. The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method, and place of conducting any proceeding for any remedy available to the Holders.

                                   ARTICLE 6
                             EXCHANGE; VOTING RIGHTS

         Section 6.1 Exchange.

                  (a) The Notes shall be exchangeable without the payment of any additional consideration, in whole or in part, at any time and from time to time at the option of the Holder, into either (i) shares of fully paid, non-assessable Series A Voting Preferred Stock, (ii) shares of fully paid and non-assessable Voting Common Stock, or (iii) any combination thereof; provided, however, that any portion of the Notes then subject to an offer to redeem under
Article 3 shall not be exchangeable into Series A Voting Preferred Stock. On any such exchange, Holders of Notes shall receive, as the case may be, (x) one (1) share of Series A Voting Preferred Stock for each $5.50 of outstanding principal and accrued but unpaid interest of Notes exchanged to the date of such exchange (subject to adjustment as provided in Section 6.3) or (y) one (1) share of Voting Common Stock for each $5.50 of principal and accrued but unpaid interest of Notes exchanged to the date of such exchange (subject to adjustment as provided in Section 6.3) (such price, with respect to the issuance of Series A Voting Preferred Stock or Voting Common Stock, as the case may be, the "Exchange Price").

                  (b) The Notes shall be exchangeable without the payment of any additional consideration, in whole or in part, at any time and from time to time at the option of the Holder, into Tranche B Notes. On any such exchange, Holders of Notes shall receive $1.00 of principal amount of Tranche B Note for each $1.00 of outstanding principal and accrued but unpaid interest of Notes exchanged to the date of such exchange.

         Section 6.2 Exchange Procedures.

                  (a) The Company will not issue any fractional shares of Series A Voting Preferred Stock or Voting Common Stock upon an exchange pursuant to this Article 6, but the Holder shall be entitled to be paid an amount in cash equal to the Market Price of any fractional shares of Voting Common Stock otherwise issuable upon exchange (assuming for the purposes of calculating payments in respect of fractional shares of Series A Voting Preferred Stock that any exchange of Notes resulting in the issuance of fractional shares of Series A Voting Preferred Stock were exchanged for Voting Common Stock).

                  (b) At the time of an exchange pursuant to this Article 6, the Holder of Notes shall deliver to the office of the Company, Notes to be exchanged and written notice to the Company stating that such Holder elects to exchange such Notes and stating the name and addresses in which each certificate for shares of Series A Voting Preferred Stock, Voting Common Stock, or Tranche B Notes, as the case may be, issued upon such exchange is to be issued; provided, however, that if the Holder has received an offer to redeem under Article 3, such Holder must notify the Company within 10 Business Days after its receipt of the Redemption Notice in order for such Holder to exchange all or any portion of the Notes prior to the redemption date. Exchange shall be deemed to have been effected on the latter of (i) the close of business on the date when such delivery is made to the Company of Notes to be exchanged, and the Holder of Notes subject to such exchange shall be deemed to be the Holder of record of the number of shares of Series A Voting Preferred Stock, Voting Common Stock, or Tranche B Notes, as the case may be, issuable upon such exchange at such time, and (ii) the date upon which any applicable waiting period under the HSR Act shall have expired or early termination thereof shall have been granted without limitation, restriction, or condition.

         Section 6.3 Antidilution Provisions. The Exchange Price from time to time in effect and the number of shares of Series A Voting Preferred Stock and Voting Common Stock issuable upon exchange of Notes shall be subject to adjustments from time to time as hereinafter set forth in this Section 6.3.

                  (a) Common Stock Splits. Upon any subdivision by the Company on or after the Issue Date of all of its outstanding shares of Aggregate Common Stock into a greater number of shares or upon any issuance by the Company on or after such date of a greater number of shares of Aggregate Common Stock in a pro rata exchange for all of its outstanding shares of Aggregate Common Stock, then in each case from and after the record date for such subdivision or exchange, the number of shares of Series A Voting Preferred Stock and Voting Common Stock issuable upon the exchange of Notes shall be increased in proportion to such increase in the number of outstanding shares of Aggregate Common Stock and the Exchange Price shall be correspondingly decreased. Upon any pro rata reduction by the Company on or after the Issue Date of its outstanding shares of Aggregate Common Stock as a whole or upon any issuance by the Company after such date of a lesser number of shares of Aggregate Common Stock in a pro rata exchange for all of its outstanding shares of Aggregate Common Stock, then in each case from and after the record date for such reduction or exchange, the number of shares of Series A Voting Preferred Stock and Voting Common Stock issuable upon the exchange of Notes shall be decreased in proportion to such reduction in the number of outstanding shares of Aggregate Common Stock and the Exchange Price shall be correspondingly increased.

                  (b) Common Stock Dividends. Upon any declaration and payment by the Company on or after the Issue Date of a dividend upon Aggregate Common Stock payable in shares of either class of Aggregate Common Stock, then in each case from and after the record date for the payment of such stock dividend, the number of shares of Series A Voting Preferred Stock and Voting Common Stock issuable upon the exchange of Notes shall be increased in proportion to the increase in the number of outstanding shares of Aggregate Common Stock through such stock dividend and the Exchange Price shall be correspondingly decreased.

                  (c) Other Issues. Upon any issuance by the Company of shares of Aggregate Common Stock on or after the Issue Date (other than issuances of stock requiring adjustments hereunder pursuant to the immediately preceding subparagraphs (a) and (b) of this Section 6.3) for a consideration lower than the Market Price per share of stock in effect immediately prior to such issuance, the Exchange Price then in effect shall be reduced to equal the following amount:
                                   [(D x E) + F]
                            G x    -------------
                                       C x E

where C equals the number of shares of Aggregate Common Stock to be outstanding immediately after such additional issuance, D equals the number of shares of Aggregate Common Stock outstanding immediately prior to the issue of such additional Aggregate Common Stock, E equals the Market Price per share of Voting Common Stock in effect immediately prior to the issue of such additional Aggregate Common Stock, F equals the aggregate consideration (before deducting underwriting discounts, commissions, and other expenses) received or to be received by the Company in connection with the issuance of such additional Aggregate Common Stock, and G equals the Exchange Price which would have been in effect immediately prior to such issuance had all previous adjustments (if any) under this subparagraph (c) been made pursuant to the foregoing formula. Upon any such reduction in the Exchange Price, the number of shares of Series A Voting Preferred Stock and Voting Common Stock issuable upon the exchange of Notes shall be correspondingly increased. The provisions of this subparagraph
(c) shall not be applicable to any issuance of Aggregate Common Stock upon actual exercise or actual conversion of any option, warrant, right, or other security convertible into or exercisable for Aggregate Common Stock if the Exchange Price was fully and properly adjusted pursuant to the immediately following subparagraph (d) at the time such option, warrant, right, or other security was issued.

                  (d) Common Stock Options; Subscription Rights; Convertible Securities. Upon any issuance by the Company on or after the Issue Date of options, warrants, or rights to subscribe for shares of Aggregate Common Stock or of any securities convertible into or exchangeable for shares of Aggregate Common Stock or of any similar securities for a consideration per share other than the Market Price in effect immediately prior to the issuance of such options, warrants, rights or securities, the Exchange Price shall be reduced (and the number of shares of Series A Voting Preferred Stock and Voting Common Stock issuable upon the exchange of Notes shall be appropriately increased) by making computations in accordance with subparagraph (c) of this Section 6.3; provided, however, that:

                           (i) The maximum number of shares of Aggregate Common
Stock deliverable under any such option, warrant, or right shall be considered to have been delivered at the time such option, warrant, or right was issued, for a consideration equal to the minimum purchase price per share of Aggregate Common Stock provided for in such option, warrant, or right, plus the consideration, if any, received by the Company for such option, warrant, or right (before deducting underwriting discounts, commissions, and other expenses);

                           (ii)     The aggregate maximum number of shares of
Aggregate Common Stock deliverable upon conversion of or exchange for any such securities shall be considered to have been delivered at the time of issuance of such securities, for a consideration equal to the consideration received by the Company for such securities (before deducting underwriting discounts, commissions, and other expenses) plus the minimum consideration (other than such securities) to be received by the Company upon the exchange or conversion of such securities;

                           (iii)    If the purchase or conversion price provided
for in any rights, options, or warrants referred to above, the additional consideration, if any, payable upon the conversion or exchange of convertible securities referred to above, or the rate at which any convertible securities referred to above are convertible into or exchangeable for shares of Aggregate Common Stock shall change (other than under or by reason of provisions designed to protect against dilution), the Exchange Price (and the number of shares of Series A Voting Preferred Stock and Voting Common Stock issuable upon the exchange of Notes) in effect at the time of such event shall be readjusted to the Exchange Price (and the number of shares of Series A Voting Preferred Stock and Voting Common Stock issuable upon the exchange of Notes) which would have been in effect at such time had such rights, options, warrants, or convertible securities still outstanding provided for such new purchase or conversion price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. If the purchase or conversion price provided for in any such right, option, or warrant referred to above, the additional consideration, if any, payable upon the conversion or exchange of convertible securities referred to above, or the rate at which any convertible securities referred to above are convertible into or exchangeable for shares of Aggregate Common Stock shall be changed at any time by reason of provisions designed to protect against dilution, then when shares of Aggregate Common Stock are delivered upon the exercise of any such right, option, or warrant or upon conversion or exchange of any such convertible security, the Exchange Price (and the number of shares of Series A Voting Preferred Stock and Voting Common Stock issuable upon the exchange of Notes) then in effect hereunder shall be readjusted to such amount as would have been obtained had such right, option, warrant, or convertible security never been issued as to such shares of Aggregate Common Stock and had the adjustments required hereunder been made at the time of the issuance of the shares of Aggregate Common Stock delivered as aforesaid; and

                           (iv)     On the expiration of any such options,
warrants, or rights or at the termination of any such rights to convert or exchange, the Exchange Price (and the number of shares of Series A Voting Preferred Stock and Voting Common Stock issuable upon the exchange of Notes) then in effect shall be readjusted to the Exchange Price (and the number of shares of Series A Voting Preferred Stock and Voting Common Stock issuable upon the exchange of Notes) which would have been in effect had the adjustments (and readjustments) made upon the issuance of such expired or terminated options, warrants, rights, or securities (or upon the occurrence of any event with respect thereto specified in the immediately preceding subparagraph (iii)) been made without reference to the number of shares of Aggregate Common Stock subject to such terminated or expired options, warrants, rights, or securities. Notwithstanding the prior sentence, the Holder shall not be required to surrender or adjust any shares of Series A Voting Preferred Stock and Voting Common Stock theretofore received by the Holder upon exchange of Notes.

                  (e) Special Dividends; Purchase Rights.

                           (i)      If at any time on or after the Issue Date
the Company shall distribute to all holders of shares of Aggregate Common Stock of any class evidences of its indebtedness or assets (excluding any regular periodic cash dividend) or a distribution in partial liquidation, each payable otherwise than in shares of Aggregate Common Stock or in securities to which the provisions of the immediately following subparagraph (e)(ii) are applicable, the Company shall pay to the Holder of Notes, upon the conversion thereof at any time on or after the payment of such dividend or distribution, the securities and other property (including cash) which such Holder would have received (together with all subsequent dividends and distributions thereon) if such Holder had exchanged such Notes for Voting Common Stock on the record date fixed in connection with such dividend or distribution, and the Company shall take whatever steps are necessary or appropriate to keep in reserve at all times any securities and other properties which are required to fulfill such obligations of the Company. Notwithstanding the foregoing, the rights of the Holder hereof under this subparagraph (e)(i) upon the Company's declaration of a dividend or distribution in partial liquidation payable only in securities convertible into shares of Aggregate Common Stock may be exercised only in lieu of any adjustment (in this subparagraph (e) called a "subparagraph (d) adjustment") because of such dividend or distribution called for under subparagraph (d) of this Section 6.3, and upon exercise hereof, such holder must elect either such subparagraph
(d) adjustment or the rights and benefits provided for in this subparagraph
(e)(i). For the purposes of determining the Exchange Price from time to time in effect and the number of shares from time to time subject hereto prior to the exchange of Notes, it shall be assumed that the Holder hereof will so elect subparagraph (d) adjustments, but upon any election of the rights and benefits provided for in this subparagraph (e)(i) made at the time of exercise hereof the Exchange Price then in effect (and the number of outstanding shares of Series A Voting Preferred Stock and Voting Common Stock purchasable upon such exchange) shall be redetermined to equal the amounts which would have been in effect had such subparagraph (d) adjustments never been made. Notwithstanding the provisions of this subparagraph (e)(i), in no event shall any Holder have the right to receive, or to elect to receive, Voting Common Stock pursuant to this subsection if, as a result thereof, a "change of control" could be deemed to occur under the Indenture, and, in lieu thereof, the Holder shall have the right to receive, or the right to elect to receive, an equivalent number of shares of Nonvoting Common Stock.

                           (ii)     If at any time on or after the Issue Date
the Company shall grant, issue, or sell any options or rights to purchase stock, warrants, securities, or other property pro rata to the holders of Aggregate Common Stock of all classes ("Purchase Rights"), then each Holder shall be entitled (but not obligated) to acquire, in lieu of any subparagraph (d) adjustment and upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if it had held the number of shares of Voting Common Stock issuable upon exchange of Notes for Voting Common Stock immediately prior to the time or times at which the Company granted, issued, or sold such Purchase Rights.

                  (f) Additional Adjustments.

                           (i)      If at any time or from time to time
conditions arise by reason of action taken by the Company which are not adequately covered by the provisions of this Section 6.3, and which might materially and adversely affect the exercise rights of the Holders of Notes, upon the request of a majority in interest of the Holders the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give their opinion upon the adjustment, if any, of the number of shares issuable upon the exchange of Notes, on a basis consistent with the standards established in the other provisions of this Section 6.3 and assuming all other adjustments required pursuant to this Section 6.3 have been made, necessary in order to preserve without diminution the rights of the Holders of Notes. Upon receipt of such opinion, the Board of Directors shall forthwith make the adjustments described therein.

                           (ii)     Notwithstanding any other provision hereof,
any antidilution adjustments made pursuant to the terms hereof or of the Warrants, the Tranche B Notes, and the Convertible Preferred Stock shall be deemed to be made simultaneously, the intention being to avoid any iterative calculations.

                  (g) Effect of Reorganization and Asset Sales. If any capital reorganization of the Company, reclassification of the capital stock of the Company, statutory exchange, consolidation, or merger of the Company with another Person, or sale of all or substantially all of the Company's assets to another Person shall be effected in such a way that holders of Voting Common Stock shall be entitled to receive stock, securities, or assets (including cash) of the Company or another Person with respect to or in exchange for Voting Common Stock (each such transaction being hereinafter referred to as a "Transaction"), then, as a condition of the consummation of each Transaction, lawful and adequate provisions shall then be made so that each Holder, upon the exchange hereof at any time after the consummation of such Transaction, shall be entitled to receive, and such Notes shall thereafter represent the right to receive, in lieu of Voting Common Stock issuable upon exchange hereof but otherwise upon and subject to all terms and conditions hereof, the cash, securities, or other property to which such Holder would have been entitled upon the consummation of such Transaction if such Holder had exchanged such Notes immediately prior thereto (subject to adjustments from and after the consummation date of such Transaction as nearly equivalent as possible to the adjustments provided for in this Section 6.3). The Company shall not effect any Transaction unless prior to the consummation thereof each Person (other than the Company) which may be required to deliver any securities or other property upon the exchange of the Notes as provided herein shall assume, by written instrument delivered to each registered Holder of the Notes in form and substance reasonably satisfactory to the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding, the obligation to continue to honor the Notes and to deliver to such Holders such securities or other property to which, in accordance with the foregoing provisions, such Holders may be entitled, and such Person shall have similarly delivered to each registered Holder an opinion of counsel for such Person, in substance and from such counsel as is acceptable to the Holders, stating that the Notes shall thereafter continue in full force and effect and shall be enforceable against such Person in accordance with the terms hereof and thereof.

                  (h) Notice of Adjustment or Substitution. On the happening of an event requiring an adjustment of the Exchange Price and upon each change in the number of shares of Series A Voting Preferred Stock and Voting Common Stock issuable upon the exchange of

Notes, and in the event of any change in the rights of the Holder of Notes by reason of other events herein set forth, the Company shall as soon as practicable give written notice ("Notice of Adjustment") to the registered Holder(s) of Notes: (i) describing the event; (ii) stating the adjusted Exchange Price, the number of shares of Series A Voting Preferred Stock and Voting Common Stock issuable based upon the difference between the Exchange Price before and after such adjustment; and (iii) stating how such adjustment of Exchange Price or number of shares of Series A Voting Preferred Stock and Voting Common Stock was calculated and the facts on which the calculation is based.

                  (i) Accountant's Opinion. Upon each adjustment of the Exchange Price and upon each change in the number of shares of Series A Voting Preferred Stock and Voting Common Stock issuable upon the exchange of Notes, and in the event of any change in the rights of the Holder of Notes by reason of other events herein set forth, then and in each such case, upon the reasonable written request of the Holders of at least 50% of the aggregate principal amount of the Notes then outstanding given to the Company within thirty (30) days after the Company has given the Notice of Adjustment, the Company will promptly obtain an opinion of independent certified public accountants selected by the Company and reasonably satisfactory to such Holder(s), stating the adjusted Exchange Price and the new number of shares of Series A Voting Preferred Stock and Voting Common Stock so issuable, or specifying the other shares of stock, securities, or assets and the amount thereof receivable as a result of such adjustment or change in rights, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company will promptly mail a copy of such accountant's opinion to each registered Holder of Notes. The costs of the accountant's opinion shall be borne (i) by the Company, if the accountant's opinion reflects any change to the adjusted Exchange Price or the number of shares of Series A Voting Preferred Stock and Voting Common Stock so issuable set forth in the Notice of Adjustment, or (ii) by the Holders, if the accountant's opinion reflects no change to the adjusted Exchange Price or the number of shares of Series A Voting Preferred Stock and Voting Common Stock so issuable set forth in the Notice of Adjustment. Any dispute or controversy in respect of the accountant's opinion shall be submitted to final and binding arbitration in Dallas, Texas pursuant to the commercial arbitration rules of the American Arbitration Association. All costs and expenses (including reasonable attorneys' fees) incurred by the Company and the Holders in connection with any such arbitration proceeding shall be paid by the non-prevailing party (as determined by the arbitrator(s)).

                  (j) Adjustment of Less Than $.01. The Company shall not be required to give any Notice of Adjustment of the Exchange Price in accordance with subparagraph (h) above if the amount of such adjustment shall be less than $.01, but in such case any such adjustment shall be carried forward and notice thereof shall be given at the time of and together with the next subsequent adjustment, which, together with any adjustment so carried forward, shall amount to not less than $.01 per share; provided, however, that notice of each such adjustment of the Exchange Price shall be given not later than three years from the date such adjustment would have been required to be made except for the provisions of this subparagraph (j).

                  (k) Treasury Shares. The number of shares of Aggregate Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its Subsidiaries, but the disposition of any such shares to a third party shall be considered an issue or sale of Aggregate Common Stock for the purposes of this Section 6.3.

                  (l) Adjustment Exceptions. Anything in this Section 6.3 to the contrary notwithstanding, no adjustment of the Exchange Price or the number of shares of Series A Voting Preferred Stock and Voting Common Stock issuable upon the exchange of Notes shall be made upon (i) the issuance of any shares of Aggregate Common Stock upon the exercise of any of the Warrants, the exchange of any Convertible Preferred Stock, the exchange of any Tranche B Notes, or the issuance of rights to acquire shares of Aggregate Common Stock under any of the foregoing, (ii) the issuance of any shares of Aggregate Common Stock or other securities pursuant to any Plans, or (iii) the issuance of shares of Aggregate Common Stock or rights to acquire such shares in connection with any redemption pursuant to Article 3.

         Section 6.4 Voting Rights.

                  (a) The Holders of Notes, except as set forth in this Section 6.4, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the shareholders of the Company.

                  (b) (i) If at any time when the Initial Investors and their Affiliates Beneficially Own at least 50% of the principal amount of the outstanding Notes (x) the Company fails to exchange all of the then outstanding Notes under the provisions of Section 6.1 (after notice has been given), (y) the Company fails to purchase Notes pursuant to Section 4.1, or (z) an Event of Default has occurred and is continuing (each, a "Voting Rights Triggering Event"), then the number of directors constituting the Board of Directors shall be adjusted by the number, if any, necessary to permit the Holders of a majority in principal amount of the Notes to appoint two directors of the Board of Directors. Holders of a majority of the outstanding principal amount of the Notes shall during the period set forth in Section 6.4(b)(ii) have the exclusive right to appoint two directors of the Board of Directors at a meeting therefor called upon occurrence of such Voting Rights Triggering Event and at every subsequent meeting at which the terms of office of the directors so elected expire.

                           (ii)     The right of Holders of Notes to elect
members of the Board of Directors as set forth in Section 6.4(b)(i) shall continue until such time as the failure, breach, or default giving rise to such Voting Rights Triggering Event is remedied or is waived by Holders of at least a majority in principal amount of outstanding Notes at which time (I) the special right of Holders of Notes so to vote for the election of directors and (II) the term of office of the additional directors elected by Holders of Notes shall terminate. At any time after voting power to elect directors shall have become vested and be continuing in Holders of Notes pursuant to Section 6.4(b)(i), or if vacancies shall exist in the offices of directors elected by Holders of Notes, a proper officer of the Company may, and upon the written request of the Holders of record of at least twenty-five percent (25%) of the principal amount of Notes then outstanding addressed to the secretary of the Company shall, call a special meeting of the Holders of Notes for the purpose of electing the directors which such Holders are entitled to elect. If such meeting shall not be called by a proper officer of the Company within twenty (20) days after personal service of said written request upon the secretary of the Company or within twenty (20) days after mailing the same within the United States by certified mail, addressed to the secretary of the Company at its principal executive offices, then (x) the Holders of record of at least twenty-five percent (25%) of the principal amount of Notes then outstanding may designate in writing one of their number to call such meeting at the expense of the Company, and such meeting may be called by the Person so designated upon the notice required for the annual meetings of shareholders of the Company and shall be held at the place designated in such notice, or (y) the Holders of record of at least a majority in principal amount of outstanding Notes may elect such members to the Board of Directors without a meeting, without prior notice, and without a vote, if such Holders sign a consent or consents in writing electing such members to the Board of Directors.

                           (iii)    At the meeting held for the purpose of
electing directors at which the Holders of Notes shall have the right to elect directors as aforesaid, the presence in person or by proxy of the Holders of at least a majority of the outstanding principal amount of Notes shall be required to constitute a quorum of such Notes.

                           (iv)     Notwithstanding the foregoing, in the event
Holders of Notes shall have the concurrent right to elect members of the Board of Directors under this Section 6.4 and under Section 6.4 of the Tranche B Notes, the number of directors provided for in this Section 6.4 shall be reduced to one during, but only during, any period such concurrent right exists and, upon termination of any such right under the Tranche B Notes, such number shall be returned to two directors. The right of Holders of Notes to elect directors pursuant to this Section 6.4 shall be in addition to, and not in substitution for or diminution of, the rights of Wingate and its assigns or Affiliates to appoint members of the Board of Directors under the terms of the Purchase Agreement.

                                   ARTICLE 7
                              SUBSIDIARY GUARANTEES

         Section 7.1 Subsidiary Guarantees.

                  (a) Subject to the provisions of this Article 7 each Subsidiary Guarantor, jointly and severally, hereby irrevocably unconditionally guarantees to each Holder of a Note that: (i) the principal of, premium, if any, and interest on the Notes shall be duly and punctually paid in full when due, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control, or otherwise, and interest on overdue principal, premium, if any, interest on any interest (to the extent permitted by law), if any, on the Notes and all other obligations of the Company to Holders of Notes will be promptly paid in full or performed, all in accordance with the terms hereof and thereof,
(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control, or otherwise, and (iii) the prompt payment of any and all costs and expenses (including reasonable attorneys' fees) incurred by the Holder of Notes in successfully enforcing any rights under the Notes. Failing payment when due of any amount so guaranteed or failing performance of any other obligation of the Company to the Holders of Notes, for whatever reason, each Subsidiary Guarantor shall be jointly and severally obligated to pay, or to perform or to cause the performance of, the same immediately. An Event of Default under the Notes shall constitute an event of default under the Subsidiary Guarantees, and shall entitle the Holders of Notes to accelerate the obligations of each Subsidiary Guarantor hereunder in the same manner and to the same extent as the obligations of the Company. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity, or enforceability of the Notes, the absence of any action to enforce the same, any waiver or consent by any Holder of Notes with respect to any thereof, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives and relinquishes: (A) any right to require the Holders of Notes or the Company (each, a "Benefitted Party") to proceed against the Company, the Subsidiary Guarantors, or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any secured party's power before proceeding against the Subsidiary Guarantor; (B) any defense that may arise by reason of the incapacity, lack of authority, death, or disability of any other Person or Persons or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy, or any other proceeding) of any other Person or Persons; (C) demand, protest, and notice of any kind (except as expressly required by this Note), including but not limited to notice of the existence, creation, or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of the Subsidiary Guarantors, the Company, any Benefitted Party, any creditor of the Subsidiary Guarantors, the Company or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (D) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election to proceed against the Subsidiary Guarantors for reimbursement; (E) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (F) any defense arising because of a Benefitted Party's election, in any proceeding instituted under the Bankruptcy Law, of the application of
Section 1111(b)(2) of the Bankruptcy Code; and (G) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. The Subsidiary Guarantors hereby covenant that the Subsidiary Guarantors shall not be discharged except by payment in full of all principal, premium, if any, and interest on the Notes and all other costs provided for under this Note.

                  (b) If any Holder of Notes is required by any court or otherwise to return to either the Company or the Subsidiary Guarantors, or any trustee or similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by the Company or the Subsidiary Guarantors to such Holder of Notes, the Subsidiary Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  (c) Each of the Subsidiary Guarantors agrees that it shall not be entitled to any right of subrogation in relation to the Holders of Notes in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor agrees that, as between it, on the one hand, and the Holders of Notes, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in
Article 5 for the purposes hereof, notwithstanding any stay, injunction, or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 5, such obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purpose of its Subsidiary Guarantee.

         Section 7.2 Releases Following Sale of Assets and Restricted Subsidiary Stock. In the event of a sale, assignment, transfer, lease, conveyance, or other disposition of all of the Equity Interests in, or all or substantially all of the assets of, a Subsidiary Guarantor to any Person that is not the Company or any of its Subsidiaries, whether by way of merger, consolidation, or otherwise, if (i) the Net Proceeds of such sale or other disposition are applied in accordance with the provisions of Section 4.07 of the Indenture, (ii) no Default or Event of Default exists or would exist under this Note after giving effect to such transaction, (iii) all obligations of such

Subsidiary Guarantor under any other Indebtedness of the Company or any of its Subsidiaries shall have been terminated (including, without limitation, all Guarantees of any such Indebtedness), (iv) all Liens on assets of such Subsidiary that secure any other Indebtedness of the Company or any of its Subsidiaries shall have been terminated, and (v) all obligations of the Company and its Subsidiaries under other Indebtedness of such Subsidiary Guarantor shall have been terminated (including, without limitation, all Guarantees of such Indebtedness), then (A) in the case of such a sale or other disposition, whether by way of merger, consolidation, or otherwise, of all of the Equity Interests in such former Subsidiary Guarantor, such former Subsidiary Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee, or (B) in the case of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor, the Person acquiring such assets will not be required to assume the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee.

         Section 7.3 Limitation of Subsidiary Guarantor's Liability. Each Subsidiary Guarantor, and by its acceptance hereof each Holder of Notes, hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, or any similar federal or state law. To effectuate the foregoing intention, the Holders of Notes and each Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under this Article 7 shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 7, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee of such Subsidiary Guarantor not constituting a fraudulent transfer or conveyance.

         Section 7.4 Application of Certain Terms and Provisions to the Subsidiary Guarantors.

                  (a) For purposes of any provision of this Note which provides for the delivery by any Subsidiary Guarantor of an Officer's Certificate and/or an Opinion of Counsel, the definitions of such terms shall apply to such Subsidiary Guarantor as if references therein to the Company were references to such Subsidiary Guarantor.

                  (b) Any request, direction, order, or demand which by any provision of this Note is to be made by any Subsidiary Guarantor, shall be sufficient if evidenced as described in Section 9.1 as if references therein to the Company were references to such Subsidiary Guarantor.

                  (c) Any notice or demand which by any provision of this Note is required or permitted to be given or served by the Holders of Notes to or on any Subsidiary Guarantor may be given or served as described in Section 9.1 as if references therein to the Company were references to such Subsidiary Guarantor.

         Section 7.5 Release of Subsidiary Guarantees. Upon the sale or disposition of a Subsidiary Guarantor (or substantially all of its assets) pursuant to and in compliance with the terms of this Note and the Indenture, such Subsidiary Guarantor will be released from and relieved of its obligations under its Subsidiary Guarantee. Such release shall be conditional upon the delivery to the Holders of an Officers' Certificate and an Opinion of Counsel, each stating that such release of the Subsidiary Guarantee complies with the provisions of this Note and the Indenture and that all conditions precedent to such release of the Subsidiary Guarantee have been complied with.

         Section 7.6 Subordination of Subsidiary Guarantees. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee pursuant to this
Article 7 is subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness of the Subsidiary Guarantor on the same basis as the Notes are subordinated to Senior Indebtedness of the Company. For the purposes of the foregoing sentence, the Holders of Notes shall have the right to receive and/or retain payments by any of the Subsidiary Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Note, including Article 7. In the event that the Holders receive any Subsidiary Guarantor payment at a time when such payment is prohibited by the foregoing sentence, such Subsidiary Guarantor payment shall be paid over and delivered to the holders of the Senior Indebtedness of the Subsidiary Guarantor remaining unpaid, to the extent necessary to pay in full in cash or Cash Equivalents all such Senior Indebtedness of the Subsidiary Guarantor. Each Holder of a Note by its acceptance thereof agrees to and shall be bound by the provisions of this
Section 7.6.

                                   ARTICLE 8
                                  SUBORDINATION

         Section 8.1 Notes Subordinated to Senior Indebtedness. The Company covenants and agrees, and each Holder of Notes by its acceptance thereof likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article 8, and each Person holding any Note, whether upon original issue or upon transfer, assignment, or exchange thereof, accepts and agrees that all payments of the principal of and premium, if any, and interest on the Notes will, to the extent and in the manner set forth in this Article 8, be subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness, whether outstanding on the date of the Note or thereafter incurred.

         Section 8.2 No Payment on Notes in Certain Circumstances.

                  (a) No direct or indirect payment by or on behalf of the Company of principal of, premium, if any, and interest on the Notes, whether pursuant to the terms of the Notes, upon acceleration, pursuant to a Change of Control or otherwise, shall be made to the Holders of Notes (except that Holders of Notes may receive payments made in Junior Securities) if (i) a default in the payment of the principal of or premium, if any, or interest on Designated Senior Indebtedness occurs and is continuing beyond any applicable period of grace or
(ii) any other default occurs and is continuing with respect to Designated Senior Indebtedness that permits holders of the Designated Senior Indebtedness as to which such default relates to accelerate its maturity and the Holders receive a written notice (with a copy to the Company) of such other default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Indebtedness. Payments on the Notes may and shall be resumed (A) in the case of a payment default, upon the date on which such default is cured or waived and (B) in case of a nonpayment default, on the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received by the Holders (such period being referred to herein as the "Payment Blockage Period"), unless the maturity of any Designated Senior Indebtedness has been accelerated (and written notice of such acceleration has been received by the Holders).

                  (b) Notwithstanding anything herein or in the Notes to the contrary, (x) in no event shall a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given, (y) there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect and (z) not more than one Payment Blockage Period may be commenced with respect to the Notes during any period of 360 consecutive days. No new Payment Blockage Period may be commenced unless and until all scheduled payments of principal, premium, if any, and interest on the Notes that have come due have been paid in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Holders shall be, or be made, the basis for a subsequent Payment Blockage Notice (it being understood that any subsequent action, or any breach of any covenant for a period commencing after the date of receipt by the Holders of such Payment Blockage Notice, that, in either case, would give rise to such a default pursuant to any provisions under which a default previously existed or was continuing shall constitute a new default for this purpose).

                  (c) In the event that, notwithstanding the foregoing, any payment shall be received any Holder of Notes when such payment is prohibited by
Section 8.2(a), such payment shall be held for the benefit of, and shall be paid over or delivered to, the holders of Designated Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Designated Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Holders to the holders of Designated Senior Indebtedness that such prohibited payment has been made, the holders of the Designated Senior Indebtedness (or their representative or representatives or a trustee) notify the Holders in writing of the amounts then due and owing on the Designated Senior Indebtedness, if any, and only the amounts specified in such notice to the Holders shall be paid to the holders of Designated Senior Indebtedness.

         Section 8.3 Payment Over of Proceeds Upon Dissolution, Etc.

                  (a) Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership, or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities, the holders of Senior Indebtedness will be entitled to receive payment in full in cash or Cash Equivalents of all obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before the Holders of Notes will be entitled to receive any payment with respect to the Notes, and until all obligations with respect to Senior Indebtedness are paid in full in cash or Cash Equivalents, any distribution to which the Holders of Notes would be entitled shall be made to the holders of Senior Indebtedness (except that Holders of Notes may receive Junior Securities).

                  (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property, or securities, shall be received by any Holder of Notes at a time when such payment or distribution is prohibited by Section 8.3(a) and before all obligations in respect of Senior Indebtedness are paid in full in cash or Cash Equivalents, or payment provided for, such payment or distribution shall be received and held for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash or Cash Equivalents after giving effect to any prior or concurrent payment, distribution, or provision therefor to or for the holders of such Senior Indebtedness.

                  (c) The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided in Article 5 of the Indenture shall not be deemed a dissolution, winding-up, liquidation, or reorganization for the purposes of this
Section 8.3 if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article 5 of the Indenture.

         Section 8.4 Subrogation.

                  (a) Upon the payment in full in cash or Cash Equivalents of all Senior Indebtedness, or provision for payment, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness and pari passu with the other unsecured Indebtedness of the Company to receive payments or distributions of cash, property or securities of the Company made on such Senior Indebtedness until the principal of, premium, if any, and interest on the Notes shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of Notes would be entitled except for the provisions of this Article 8, and no payment over pursuant to the provisions of this Article 8 to the holders of Senior Indebtedness by Holders of Notes as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of Notes, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Article 8 are and are intended solely for the purpose of defining the relative rights of the Holders of Notes, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

                  (b) If any payment or distribution to which the Holders of Notes would otherwise have been entitled but for the provisions of this Article 8 shall have been applied, pursuant to the provisions of this Article 8, to the payment of all amounts payable under Senior Indebtedness, then and in such case, the Holders of Notes shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full, or provision for payment, of such Senior Indebtedness.

         Section 8.5 Obligations of Company Unconditional.

                  (a) Nothing contained in this Article 8 or elsewhere in the Notes is intended to or shall impair, as between the Company and the Holders of Notes, the obligation of the

Company, which is absolute and unconditional, to pay to the Holders of Notes the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of Notes and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this Article 8 of the holders of the Senior Indebtedness in respect of cash, property, or securities of the Company received upon the exercise of any such remedy.

                  (b) Without limiting the generality of the foregoing, nothing contained in this Article 8 shall restrict the right of the Holders of Notes to take any action to declare the Notes to be due and payable prior to their stated maturity pursuant to Article 5 or to pursue any rights or remedies hereunder; provided, however, that all Senior Indebtedness then due and payable shall first be paid in full before the Holders of Notes are entitled to receive any direct or indirect payment from the Company of principal of, premium, if any, and interest on the Notes.

         Section 8.6 Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets or securities referred to in this Article 8, the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation, or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent, or other person making such payment or distribution, delivered to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 8.

         Section 8.7 Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Note, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article 8 are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

         Section 8.8 This Article Not to Prevent Event of Default. The failure to make a payment on account of principal of, premium, if any, and interest on the Notes by reason of any provision of this Article 8 shall not be construed as preventing the occurrence of an Event of Default specified in Section 5.1(a) or 5.1(b).

         Section 8.9 No Waiver of Subordination Provisions. Without in any way limiting the generality of Section 8.7, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holders of Notes, without incurring responsibility to the Holders of Notes and without impairing or releasing the subordination provided in this Article 8 or the obligations hereunder of the Holders of Notes to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place, or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release, or otherwise deal with any property pledged, mortgaged, or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

         Section 8.10 Acceleration of Notes. If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of the Senior Indebtedness of the acceleration.

                                   ARTICLE 9
                                  MISCELLANEOUS

         Section 9.1 Notices. Any notice or communication by the Company or any Subsidiary Guarantor shall be considered duly given if in writing and delivered in person or mailed by first-class mail, telecopier, or overnight air courier guaranteeing next day delivery, to the address set forth below:

                  If to the Company or a Subsidiary Guarantor:

                           Kevco, Inc
                           1300 South University Drive
                           Suite 200
                           Fort Worth, Texas  76107
                           Attention:  Chief Executive Officer
                           Telecopier No.:  (817) 332-2765

                  with a copy of any notice given to:

                           Jackson Walker L.L.P.
                           901 Main Street, Suite 6000
                           Dallas, Texas  75201-3797
                           Attention:  Byron F. Egan
                           Telecopier No.:  (214) 953-5822

                  and to:

                           Cleary, Gottlieb, Steen & Hamilton
                           One Liberty Plaza
                           New York, New York  10006
                           Attention:  Daniel S. Sternberg
                           Telecopier No.:  (212) 225-3999

                  All notices and communications (other than those sent to Holders of Notes) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Any notice or communication to a Holder of Notes shall be mailed by first-class mail to its address shown on the Note register kept by the Company. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         Section 9.2 Legal Holidays. If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue on such payment for the intervening period.

         Section 9.3 Savings Clause. Notwithstanding any other provision of this Note to the contrary, in no event shall any Holder have the right to receive, or to elect to receive, Series A Voting Preferred Stock or Voting Common Stock, as the case may be, if, as a result thereof, a "change of control" would have been deemed to occur under the Indenture, and, in lieu thereof, the Holder shall have the right to receive, or the right to elect to receive, an equivalent number of shares of Series B Nonvoting Preferred Stock (with respect to Series A Voting Preferred Stock) or Nonvoting Common Stock (with respect to Voting Common Stock), as the case may be.

         Section 9.4 No Consent Payments. No Holder shall be paid or entitled to receive any consideration or fee for or as an inducement to any consent, waiver, or amendment of any provision of this Note.

         Section 9.5 No Recourse Against Others. No director, officer, employee, incorporator, or shareholder of the Company or any Guarantor Subsidiary, as such, shall have any liability for any obligations of the Company or any Guarantor Subsidiary under the Notes, or any Subsidiary Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and Subsidiary Guarantees.

         Section 9.6 Governing Law. The internal law of the State of Texas shall govern and be used to construe the Notes and the Subsidiary Guarantees (without regard to conflicts of law provisions). Each party hereto irrevocably submits itself to the non-exclusive jurisdiction of the state and federal courts of Texas for purposes of this Note and agrees and consents that service of process may be made upon it in any legal proceeding relating to this Note by any means allowed under federal or Texas law. The parties hereto hereby waive and agree not to assert, by way of motion, as a defense, or otherwise, that any such proceeding is brought in an inconvenient forum or that the venue thereof is improper.

         Section 9.7 Successors. This Note shall inure to the benefit of and be binding upon the parties hereto and each of their respective successors and assigns, except that the Company may not assign this Note or its obligations hereunder. Without limiting the generality of the foregoing, this Note shall inure to the benefit of all Holders of Notes from time to time. Nothing expressed or mentioned in this Note is intended or shall be construed to give any Person, other than the parties hereto, their respective successors and assigns, and the Holders of Notes, any legal or equitable right, remedy, or claim under or in respect of this Note or any provision herein contained.

         Section 9.8 Severability. In case any provision in this Note or the Subsidiary Guarantees shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and in order to manifest the intent of the parties, effect shall be given to such invalid, illegal, or unenforceable provision to the maximum extent possible.

         Section 9.9 Headings. The headings of the Articles and Sections of this Note have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof. Unless the context otherwise requires, all references to Articles and Sections contained herein are references to Articles and Sections of this Note.



            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Note as of the Issue Date.

                                       THE COMPANY:

                                       KEVCO, INC.


                                       By: /s/ JERRY E. KIMMEL
                                          --------------------------------------
                                       Name: Jerry E. Kimmel
                                       Title: Chairman, CEO and President

                                       SUBSIDIARY GUARANTORS:

                                       KEVCO MANAGEMENT, INC.


                                       By: /s/ JERRY E. KIMMEL
                                          --------------------------------------
                                       Name: Jerry E. Kimmel
                                            ------------------------------------
                                       Title: President
                                             -----------------------------------

                                       KEVCO HOLDING, INC.


                                       By: /s/ JERRY E. KIMMEL
                                          --------------------------------------
                                       Name: Jerry E. Kimmel
                                            ------------------------------------
                                       Title: President
                                             -----------------------------------

                                       KEVCO GP, INC.

                                       By: /s/ JERRY E. KIMMEL
                                          --------------------------------------
                                       Name: Jerry E. Kimmel
                                            ------------------------------------
                                       Title: President
                                             -----------------------------------


                                       DCM DELAWARE, INC.

                                       By: /s/ JERRY E. KIMMEL
                                          --------------------------------------
                                       Name: Jerry E. Kimmel
                                            ------------------------------------
                                       Title: President
                                             -----------------------------------

                                       KEVCO COMPONENTS, INC.

                                       By: /s/ JERRY E. KIMMEL
                                          --------------------------------------
                                       Name: Jerry E. Kimmel
                                            ------------------------------------
                                       Title: President
                                             -----------------------------------


                                       KEVCO DISTRIBUTION, L.P.

                                       By:  Kevco GP, Inc.,
                                            its General Partner

                                            By: /s/ JERRY E. KIMMEL
                                                --------------------------------
                                            Name: Jerry E. Kimmel
                                                  ------------------------------
                                            Title: President
                                                   -----------------------------

                                       KEVCO MANUFACTURING, L.P.

                                       By:  Kevco GP, Inc.,
                                            its General Partner

                                            By: /s/ JERRY E. KIMMEL
                                               ---------------------------------
                                            Name: Jerry E. Kimmel
                                                  ------------------------------
                                            Title: President
                                                   -----------------------------